Exhibit 4.3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

Dated as of June 10, 2009

by and between

NEW CARCO ACQUISITION LLC

and

UAW RETIREE MEDICAL BENEFITS TRUST

-i-

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of June 10, 2009, by and between NEW CARCO ACQUISITION LLC, a Delaware limited liability company (the “Company”), and UAW RETIREE MEDICAL BENEFITS TRUST, a voluntary employees’ beneficiary association trust (the “VEBA”), for the account and on behalf of the VEBA (which shall hereby be deemed a party to this Agreement).

WHEREAS, the Company is contributing to the VEBA senior unsecured debt securities due 2023 issued by the Company (the “VEBA Notes”) pursuant to the Indenture, dated as of June 10, 2009 (the “VEBA Notes Indenture”) between the Company and U.S. Bank, N.A., as indenture trustee; and

WHEREAS, in connection with the foregoing, the parties hereto wish to enter into this Agreement to govern the rights and obligations of the parties with respect to registration rights and certain other matters relating to the VEBA Notes.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the VEBA Notes Indenture. As used herein, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Company’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficial Owner” or “Beneficially Own” have the meanings given to such terms in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.

“Company” shall have the meaning set forth in the Preamble.

“Company Group Entities” shall mean (i) the Company and (ii) any Principal CarCo Subsidiary.

“Demand Notice” shall have the meaning set forth in Section 3.2(a).

“Demand Registration” shall have the meaning set forth in Section 3.2(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.2(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“Fiat” means Fiat North America LLC.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority, arbitral body or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holder” shall mean the VEBA.

“Indemnitee” shall have the meaning set forth in Section 4.1.

“Indemnitor” shall have the meaning set forth in Section 4.3(a).

“Initial Sale Time” shall have the meaning set forth in Section 4.1.

“IPO” shall mean an initial public offering of the equity securities of the Company, whether such offering is primary or secondary, underwritten by a nationally recognized investment bank, pursuant to a registration statement filed under the Securities Act of 1933, as amended and declared effective by the SEC (other than a registration statement solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable, or a registration statement on Form S-4, S-8 or a similar form).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus (as defined in Rule 433 under the Securities Act of 1933) relating to an offer of the Registrable Securities.

“Law” means any applicable United States or non-United States federal, provincial, state or local statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.

“Losses” shall have the meaning set forth in Section 4.1.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States of America; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States of America or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any material adverse change in the Company’s business, condition (financial or otherwise) or prospects.

“Offering Limitation” means that the managing or lead underwriter(s) selected by the Company of any underwritten public offering advises the Company in writing that in its opinion, the dollar amount of any class, series or other type of securities requested to be included in such offering (whether by the Holder, the Company or any other holders thereof permitted (by contractual agreement with the Company or otherwise) to include such securities in such offering) exceeds the dollar amount of such class, series or type of securities which can be sold in such offering (whether by reason of the inclusion of another class, series or type of securities in such offering (including VEBA Notes or other debt securities) or otherwise) without adversely affecting the price, timing, distribution or marketability of the securities of such class, series or type requested to be included in such offering.

“Other Securities” means any debentures or other debt securities of the Company held by a third party (including debt securities of the Company substantially similar to the VEBA Notes) which are contractually entitled to registration rights or which the Company is registering pursuant to a Registration Statement covered by this Agreement.

“Ownership Interests” shall mean, (i) with respect to any corporation, any capital stock thereof, (ii) with respect to any limited liability company, any membership interests or other limited liability company interests thereof, (iii) with respect to any partnership, any partnership interests thereof, and (iv) with respect to any other Person, any ownership interests thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3.3(a).

“Piggyback Registration” shall have the meaning set forth in Section 3.3(a).

“Principal CarCo Subsidiary” shall mean any direct or indirect Subsidiary of the Company that directly or indirectly owns all or substantially all of the businesses of the Company and its Subsidiaries, taken as a whole.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act of 1933), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means the VEBA Notes. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been Transferred in accordance with all applicable provisions of this Agreement.

“Registration Statement” means any registration statement of the Company under the Securities Act of 1933 which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registration Trigger” shall have the meaning set forth in Section 3.1(a).

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, financial advisors or other Person acting on behalf of such Person.

“Rule 144” means Rule 144 under the Securities Act of 1933 or any successor rule thereto.

“Rule 144A” means Rule 144A under the Securities Act of 1933 or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission.

“Shareholders Agreement” means the Shareholders Agreement dated as of June 10, 2009, by and among the Company, Fiat, the United States Department of the Treasury, the VEBA, the VEBA Holdcos signatory thereto and 7169931 Canada Inc., as amended, supplemented or otherwise modified from time to time.

“Shelf Offering” shall have the meaning set forth in Section 3.1(c).

“Shelf Period” shall have the meaning set forth in Section 3.1(b).

“Shelf Registration Statement” means a Registration Statement of the Company on Form S-3 (or any successor form or other appropriate form under the Securities Act of 1933) filed with the SEC for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933 covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3.

“Shelf Take-Down Notice” shall have the meaning set forth in Section 3.1(c).

“Transfer” means, with respect to any security (including any VEBA Note), any sale, assignment, pledge, hypothecation, exchange, or other transfer or disposition of, or any grant or imposition of an encumbrance in, the security (or any interest therein), in whole or in part (whether with or without consideration, whether voluntarily or involuntarily or whether by operation of law or otherwise). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. A Transfer shall also include the entering into of any financial instrument or contract for the purpose of hedging all or any portion of the exposure to the VEBA Notes.

“UAW” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.

“VEBA” shall have the meaning set forth in the Preamble.

“VEBA Notes” shall have the meaning set forth in the Recitals.

“VEBA Notes Indenture” shall have the meaning set forth in the Recitals.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs or clauses shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, this Agreement, unless the context requires otherwise. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof’, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

CERTAIN COVENANTS AND RESTRICTIONS

Section 2.1 Transfer Restrictions.

(a) The Holder shall not make any Transfer of any VEBA Notes other than in accordance with the VEBA Notes Indenture and this Agreement, and subject to the limitations set forth in this Article II and Article III hereof and in any restrictive legends set forth on the certificates representing the Holder’s VEBA Notes.

(b) No Transfer of VEBA Notes in violation of this Agreement, including Article III hereof, or in violation of any restrictive legends on the certificates representing the Holder’s VEBA Notes shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

(c) Upon completion of any Transfer of any VEBA Notes by or on behalf of the Holder, the Holder shall notify the Company in writing of the principal amount of VEBA Notes so Transferred.

Section 2.2 Legends; Holder Representations.

(a) The Holder acknowledges and agrees that each certificate representing the VEBA Notes shall conspicuously bear legends in accordance with the applicable provisions of the VEBA Notes Indenture and this Agreement.

(b) The Holder covenants and agrees that it will cooperate with the Company and take all action necessary to ensure that each certificate representing the VEBA Notes shall conspicuously bear a legend in substantially the following form:

THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF THESE SECURITIES IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 10, 2009, BY AND BETWEEN NEW CARCO ACQUISITION LLC AND UAW RETIREE MEDICAL BENEFITS TRUST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(c) The Holder represents and warrants that it, together with its investment managers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the VEBA Notes. The Holder understands and acknowledges that the VEBA Notes have not been registered under the Securities Act of 1933 or any state securities law and that the VEBA Notes may not be the subject of any Transfer except as expressly permitted by the VEBA Notes Indenture and this Agreement.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Subject to Section 3.4, upon request of the Holder on any date that is at least six months following the earliest of (i) the consummation of an IPO, (ii) the date on which Fiat becomes the owner of a majority of the outstanding equity interests (by vote and value) of the Company (determined on a fully diluted basis) and (iii) June 30, 2012 (the earliest of such dates, the “Registration Trigger”), the Company (x) shall use its reasonable best efforts to file as promptly as reasonably practicable with the SEC a Shelf Registration Statement, to the extent available to the Company under applicable Law, relating to the offer and sale of all of the Registrable Securities held by the Holder from time to time in accordance with the methods of distribution elected by the Holder and set forth in the Shelf Registration Statement and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act of 1933 as promptly as practicable after the filing thereof. If, upon the occurrence of the Registration Trigger, the option to file a Shelf Registration Statement is not available to the Company under applicable Law, upon the option to file a Shelf Registration Statement thereafter becoming available to the Company, the Company shall promptly notify the Holder, and, upon request from the Holder following such notice, will carry out the actions described in (x) and (y) of this paragraph.

(b) Subject to Section 3.4, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act of 1933 in order to permit the Prospectus forming a part thereof to be usable by the Holder until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act of 1933 (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act of 1933 and Rule 174 thereunder) and (ii) the date as of which the Holder is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act of 1933 without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(c) At any time that a Shelf Registration Statement covering Registrable Securities pursuant to this Section 3.1 is effective, if the Holder delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that the Holder intends to effect an offering of all or part of the Registrable Securities included by the Holder on the Shelf Registration Statement (a “Shelf Offering”) and stating the dollar amount of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Offering as contemplated by the Shelf Take-Down Notice (taking into account, in the case of any underwritten public Shelf Offering, the inclusion of Other Securities by any other holders).

(d) The number of Shelf Offerings in any 12-month period shall not exceed one and the number of Shelf Offerings together with any Demand Registrations in any 12-month period shall not exceed two. The Holder shall not be entitled to initiate a Shelf Offering unless the Holder has requested to offer in such Shelf Offering either (i) Registrable Securities having an aggregate principal amount of at least $200,000,000 or (ii) all of the Registrable Securities then held by such Holder. The aggregate number of Shelf Registration Statements and Demand Registration Statements the Company shall be obligated to file under this Agreement shall not exceed five (5), it being understood that, subject to the limitations set forth in this Section 3.1(d), the number of takedowns under any such Shelf Registration Statement shall be unlimited. No Shelf Offering shall be required to be made by the Company for a Holder if it is within six (6) months of another registration of securities that included such Holder’s Registrable Securities.

(e) The Holder may withdraw its Registrable Securities from a Shelf Offering at any time by providing the Company with written notice. Upon receipt of such written notice, the Company shall cease all efforts to secure registration; provided, however, that such registration shall nonetheless be deemed a Shelf Offering for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Holder at the time of the Shelf-Take Down Notice, (ii) the withdrawal is made because the registration would require the Company to make an Adverse Disclosure or (iii) the Holder has paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in the preparation, filing and processing of the withdrawn registration.

(f) The Company shall, from time to time, supplement and amend the Shelf Registration Statement if required by the Securities Act of 1933, including the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(g) If an underwritten public Shelf Offering is subject to an Offering Limitation, then there shall be included in such offering: (i) first, the dollar amount of Registrable Securities requested to be included in such registration by the Holder (up to an aggregate principal amount of $300,000,000), (ii) second, the dollar amount of securities the Company proposes to sell, (iii) third, the dollar amount of Registrable Securities requested to be included in such registration by the Holder that in the opinion of the managing or lead underwriter(s) selected by the Company can be sold without adversely affecting the size, price, timing, distribution or marketability of such offering of the securities referred to in clauses (i) or (ii) above or the price, timing, distribution or marketability of such offering of the securities referred to in this clause (iii), and (iv) fourth, the dollar amount of any Other Securities requested to be included therein by the holders thereof that in the opinion of the managing or lead underwriter(s) selected by the Company can be sold without adversely affecting the size, price, timing, distribution or marketability of such offering of the securities referred to in clauses (i), (ii) or (iii) above or the price, timing, distribution or marketability of such offering of the securities referred to in this clause (iv), and such dollar amount of securities shall be allocated for inclusion pro rata and without priority among the holders of all such securities on the basis of the dollar amount of such securities of the Company owned by each such holder.

(h) In connection with an underwritten public Shelf Offering, the Company shall have the right to select one or more nationally recognized underwriters as the lead or managing underwriters of such Shelf Offering, who shall be reasonably acceptable to the Holder, and the Holder shall have the right to select one or more nationally recognized co-managers (which, for avoidance of doubt, shall not be named or function as lead underwriters or as bookrunners, or otherwise appear on the left-hand side of the cover of any prospectus, prospectus supplement, offering circular or other similar document, with respect to such Shelf Offering) of such Shelf Offering, who shall be reasonably acceptable to the Company. In connection with any such underwritten public Shelf Offering, the Holder and the Company agree that they will each enter into a customary underwriting agreement with the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten Shelf Offering, and any such indemnity shall be limited in amount to the net proceeds of such Shelf Offering actually received by the Holder). The Holder and the Company agree that all decisions under this Section 3.1 regarding whether an Offering Limitation is necessary (and any related determinations pursuant to clause (iii) or (iv) of Section 3.1(g), other than any determination under clause (ii) of Section 3.1(g), which shall be made in the sole discretion of the co-manager(s) selected by the Holder) shall be made in the sole discretion of the managing or lead underwriter(s) selected by the Company.

Section 3.2 Demand Registration.

(a) At any time on or after the Registration Trigger, the Holder shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act of 1933 the number of Registrable Securities Beneficially Owned by the Holder and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that (i) the number of Demand Registrations in any 12-month period shall not exceed one, and the number of Demand Registrations together with any Shelf Offerings in any 12-month period shall not exceed two. The Company shall not be required to register the Registrable Securities requested by the Demand Notice unless the Holder has requested to include in such Demand Registration either (x) Registrable Securities having a principal amount of at least $200,000,000 or (y) all of the Registrable Securities then held by such Holder. No Demand Registration shall be required to be made by the Company for a Holder if it is within six (6) months of another registration that included such Holder’s Registrable Securities. The Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.

(b) Subject to Section 3.4, following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holder (and any Other Securities requested to be included therein by the holders thereof) in accordance with the methods of distribution elected by the Holder in the Demand Notice (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933 as promptly as practicable after the filing thereof.

(c) The Holder may withdraw its Registrable Securities from a Demand Registration at any time by providing the Company with written notice. Upon receipt of such written notice, the Company shall cease all efforts to secure registration; provided, however, such registration shall nonetheless be deemed a Demand Registration for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Holder at the time of the Demand Notice, (ii) the withdrawal is made because the registration would require the Company to make an Adverse Disclosure or (iii) the Holder has paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in the preparation, filing and processing of the withdrawn registration.

(d) If any of the Registrable Securities to be registered pursuant to a Demand Registration Statement are to be sold in an underwritten public offering, and such offering is subject to an Offering Limitation, then there shall be included in such offering: (i) first, the dollar amount of the Registrable Securities requested to be included in such registration by the Holder (up to an aggregate principal amount of $500,000,000), (ii) second, the dollar amount of the Registrable Securities requested to be included in such registration by the Holder and the dollar amount of securities requested to be included in such registration by the Company that in the mutual opinion of one underwriter selected by the Company and one underwriter selected by the Holder can be sold without adversely affecting the price, timing, distribution or marketability of such offering of the securities referred to in clause (i) above and this clause (ii), with such dollar amount of securities allocated for inclusion pro rata and without priority among the Company and the Holder on the basis of the dollar amount of Registrable Securities owned by the Holder and the dollar amount of the securities requested to be included in such registration by the Company in good faith, and (iii) third, the dollar amount of any Other Securities requested to be included therein by the holders thereof that in the opinion of the managing or lead underwriter(s) selected by the Company can be sold without adversely affecting the size, price, timing, distribution or marketability of such offering of the securities referred to in clauses (i) or (ii) above or the price, timing, distribution or marketability of such offering of the securities referred to in this clause (iii), and such dollar amount of securities shall be allocated for inclusion pro rata and without priority among the holders of all such securities on the basis of the dollar amount of such securities of the Company owned by each such holder.

(e) In connection with any underwritten public offering pursuant to a Demand Registration, the Company shall have the right to select one or more nationally recognized underwriters as the lead or managing underwriters of such Demand Registration, who shall be reasonably acceptable to the Holder, and the Holder shall have the right to select one or more nationally recognized co-managers (which, for avoidance of doubt, shall not be named or function as lead underwriters or as bookrunners, or otherwise appear on the left-hand side of the cover of any prospectus, prospectus supplement, offering circular or other similar document, with respect to such Demand Registration) of such Demand Registration, who shall be reasonably acceptable to the Company. In connection with any such underwritten public offering, the Holder and the Company agree that they will each enter into a customary underwriting agreement with the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten public offering pursuant to a Demand Registration, and any such indemnity shall be limited in amount to the net proceeds of such underwritten public offering pursuant to a Demand Registration actually received by the Holder). The Holder and the Company agree that all decisions under this Section 3.2 regarding whether an Offering Limitation is necessary (and any related determinations pursuant to clause (i) or (iii) of Section 3.2(d), other than any determination under clause (ii) of Section 3.2(d), which shall be made in the sole discretion of the co-manager(s) selected by the Holder) shall be made in the sole discretion of the managing or lead underwriter(s) selected by the Company.

Section 3.3 Piggyback Registration.

(a) If, following the occurrence of the Registration Trigger, the Company proposes or is required to file a registration statement under the Securities Act of 1933 with respect to an offering of debt securities solely for its own account (other than (i) a registration statement filed pursuant to Section 3.1, (ii) a registration statement filed pursuant to Section 3.2, (iii) a registration statement on Form S-4 or any successor thereto, (iv) a registration statement covering securities convertible into or exercisable or exchangeable for debt securities or (v) a registration statement covering an offering of securities solely to the existing holders of debt securities of the Company or otherwise in connection with any offer to exchange securities), then the Company shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to the Holder. The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities (for purposes of Section 3.3, “Registrable Securities” shall be deemed to mean solely securities substantially similar to those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 3.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the Holder.

(b) If any of the VEBA Notes to be registered pursuant to the registration giving rise to the Holder’s rights under this Section 3.3 are to be sold in an underwritten public offering, the Holder shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other Registrable Securities, if any, of the Company included therein; provided that if such offering is subject to an Offering Limitation, then there shall be included in such offering: (i) first, the dollar amount of securities the Company proposes to sell, and (ii) second, the dollar amount of Registrable Securities requested to be included in such registration by the Holder (and any Other Securities requested to be included therein by the holders thereof) that in the opinion of the managing or lead underwriter(s) selected by the Company can be sold without adversely affecting the size, price, timing, distribution or marketability of such offering of the securities referred to in clause (i) above or the price, timing, distribution or marketability of such offering of the securities referred to in this clause (ii), and such dollar amount of securities shall be allocated for inclusion pro rata among the holders of all such securities (including the Registrable Securities of the Holder) on the basis of the dollar amount of such securities of the Company owned by each such holder. The Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time up to the effectiveness of the registration statement covering such Registrable Securities.

(c) The Company may select, in its sole discretion, the one or more underwriters to administer any offering of Registrable Securities pursuant to a Piggyback Registration. In connection with any underwritten public offering pursuant to a Piggyback Registration, the Holder agrees to enter into a customary underwriting agreement with the Company and the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such Piggyback Registration, and any such indemnity shall be limited in amount to the net proceeds of such Piggyback Registration actually received by the Holder). The Holder and the Company agree that all decisions under this Section 3.3 regarding whether an Offering Limitation is necessary (and any related determinations pursuant to clause (i) or (ii) of Section 3.3(b)) shall be made in the sole discretion of the managing or lead underwriter(s) selected by the Company.

(d) In the event that the Company gives the Holder notice of its intention to effect an offering pursuant to a Piggyback Registration and subsequently declines to proceed with such offering, the Holder shall have no rights in connection with such offering; provided, however, that at the request of the Holder, the Company shall proceed with such offering, subject to the other terms of this Agreement, with respect to the Registrable Securities, which registration shall be deemed to be a Demand Registration for all purposes hereunder. The Holder shall participate in any offering of Registrable Securities pursuant to a Piggyback Registration in accordance with the same plan of distribution for such Piggyback Registration as the Company or the holder or holders of VEBA Notes (or similar debt securities) that proposed such Piggyback Registration, as the case may be.

(e) No registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Section 3.1 and Section 3.2 or shall relieve the Company of its obligations under Section 3.1 or Section 3.2.

Section 3.4 Postponement of Registration. Notwithstanding anything to the contrary in Section 3.1, Section 3.2 or Section 3.3 the Company may postpone the filing or effectiveness of any Demand Registration Statement, Shelf Registration Statement or Piggyback Registration, or suspend the use of any Demand Registration Statement, Shelf Registration Statement or Piggyback Registration, at any time if the Company determines, in its sole discretion, that such action or proposed action (i) would adversely affect or interfere with any proposal or plan by the Company or any of its Affiliates to engage in any material financing or in any material acquisition, merger, consolidation, tender offer, business combination, securities offering or other material transaction or (ii) would require the Company to make an Adverse Disclosure; provided, however, that the Company will not exercise its rights of postponement with respect to a Demand Registration Statement or Shelf Registration Statement pursuant to this Section 3.4 for more than 180 days (which need not be consecutive) in any consecutive 12-month period. The Company shall promptly notify the Holder of any postponement pursuant to this Section 3.4 and the Company agrees that it will terminate any such postponement with respect to a Demand Registration Statement or Shelf Registration Statement as promptly as reasonably practicable and will promptly notify the Holder of such termination. In making any such determination to initiate or terminate a postponement, the Company shall not be required to consult with or obtain the consent of the Holder or any investment manager therefor (including the VEBA), and any such determination shall be in the sole discretion of the Company, and neither the Holder nor any investment manager for the Holder (including the VEBA) shall be responsible or have any liability therefor.

Section 3.5 Holdback Period.

(a) The Holder agrees, in connection with any underwritten public offering in which the Holder has elected to include Registrable Securities, or which underwritten public offering of debt securities substantially similar to the VEBA Notes is being effected by the Company for its own account, not to effect any public sale or distribution of any VEBA Notes (or similar debt securities of the Company) (or securities convertible into or exchangeable or exercisable for VEBA Notes (or similar debt securities of the Company)) for its own account (except as part of such underwritten public offering) during the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing or lead underwriter(s) selected by the Company may permit) after the effective date of the registration statement of the Company under the Securities Act of 1933 pursuant to which such underwritten offering shall be made or, in the case of a registration statement of the Company under the Securities Act of 1933 that contemplates an offering to be made on a continuous or delayed basis pursuant to Rule 415 thereunder, the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing or lead underwriter(s) selected by the Company may permit) after the Company’s notice of a distribution in connection with such offering; provided, however, that (i) any applicable period shall terminate on such earlier date as the Company gives notice to the Holder that the Company declines to proceed with any such offering and (ii) the sum of all holdback periods shall not exceed 120 days in any given 12-month period.

(b) In connection with any underwritten public offering made pursuant to a Registration Statement filed pursuant to Section 3.1 or Section 3.2, the Company will not effect any public sale or distribution of any VEBA Notes (or similar debt securities of the Company) (or securities convertible into or exchangeable or exercisable for VEBA Notes (or similar debt securities of the Company)) for its own account (other than (x) a Registration Statement (i) on Form S-4 or any successor form thereto or (ii) filed solely in connection with an exchange offer or (y) pursuant to such underwritten offering), during the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing or lead underwriter(s) selected by the Company may permit) after the effective date of the registration statement of the Company under the Securities Act of 1933 pursuant to which such underwritten offering shall be made or, in the case of a registration statement of the Company under the Securities Act of 1933 that contemplates an offering to be made on a continuous or delayed basis pursuant to Rule 415 thereunder, the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing or lead underwriter(s) selected by the Company may permit) after the Company’s notice of a distribution in connection with such offering, or, in either case, on such earlier date as the Holder gives notice to the Company that it declines to proceed with any such offering, except (i) for the issuance of VEBA Notes (or similar debt securities of the Company) upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for VEBA Notes (or similar debt securities of the Company) pursuant to the terms of such options, warrants or other securities, and (ii) pursuant to the terms of any other agreement to issue VEBA Notes (or similar debt securities of the Company) (or any securities convertible into or exchangeable or exercisable for VEBA Notes (or similar debt securities of the Company)) in effect on the date of the notice of a proposed Transfer. Notwithstanding the foregoing, the provisions of this Section 3.5 shall be subject to the provisions of Section 3.4, and if the Company exercises its rights of postponement pursuant to Section 3.4 with respect to any proposed underwritten public offering, the provisions of this Section 3.5 shall not apply unless and until such time as the Company notifies the Holder of the termination of such postponement and the Holder notifies the Company of its intention to continue with such proposed offering.

Section 3.6 No Inconsistent Agreements. Nothing herein shall restrict the authority of the Company to grant to any Person rights to obtain registration under the Securities Act of 1933 of any securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities; provided, however, that the Company shall not grant any such rights with respect to the VEBA Notes (or similar debt securities of the Company) or securities convertible into or exchangeable or exercisable for VEBA Notes (or similar debt securities of the Company) that conflict with the rights of the Holder under this Agreement other than by operation of the allocation provisions of Sections 3.1(g), 3.2(d) and 3.3(b); and, provided, further, however, that nothing in this Section 3.6 shall restrict the Company from its execution, delivery and performance of the Shareholders Agreement.

Section 3.7 Registration Procedures.

(a) If and whenever the Company is required to effect the registration of any VEBA Notes under the Securities Act of 1933 as provided in this Article III, the Company shall effect such registration to permit the sale of such VEBA Notes in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(i) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the VEBA Notes covered thereby by the Holder or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto, the Company shall furnish or otherwise make available to the Holder, its counsel and the managing or lead underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel (provided that any comments made on behalf of the Holder and the managing or lead underwriter(s), if any, are provided to the Company promptly upon receipt of the documents but in no event later than five (5) calendar days after receipt of such documents by the Holder), and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (including any Issuer Free Writing Prospectus related thereto) and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act of 1933, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto with respect to any registration pursuant to Section 3.1 or Section 3.2 to which the Holder’s Representative, its counsel, or the managing or lead underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the Company’s judgment, such filing is necessary to comply with applicable Law.

(ii) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be reasonably requested by the Holder or necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act of 1933 with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act of 1933 with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 or Rule 433, as applicable (or any similar provisions then in force) under the Securities Act of 1933.

(iii) Notify the Holder and the managing or lead underwriter(s), if any, promptly (A) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 3.7(a)(xvi) below) cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification for sale in any jurisdiction of any of the VEBA Notes covered by a Registration Statement, or the initiation or threatening of any proceeding for such purpose, and (F) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or Issuer Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the VEBA Notes covered by such Registration Statement for sale in any jurisdiction at the reasonably earliest practical date.

(v) If requested by the managing or lead underwriter(s), if any, or the Holder, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing or lead underwriter(s), if any, or the Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(vi) Furnish or make available to the Holder, and managing or lead underwriter(s), if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by the Holder, counsel or managing or lead underwriter(s)), and such other documents, as the Holder or such managing or lead underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other Governmental Entity relating to such offering.

(vii) Deliver to the Holder, and the managing or lead underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the VEBA Notes covered thereby; and the Company, subject to Section 3.7(b), hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holder and the managing or lead underwriter(s), if any, in connection with the offering and sale of the VEBA Notes covered by such Prospectus and any such amendment or supplement thereto.

(viii) Prior to any public offering of VEBA Notes covered by a Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Holder, the managing or lead underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such VEBA Notes for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing or lead underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable the Holder to consummate the disposition of such VEBA Notes in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(ix) Cooperate with the Holder and the managing or lead underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing VEBA Notes covered by a Registration Statement to be sold after receiving a written representation from the Holder that such VEBA Notes represented by such certificates so delivered by the Holder will be transferred in accordance with such Registration Statement, and enable such VEBA Notes to be in such denominations and registered in such names as the managing or lead underwriter(s), if any, or the Holder may request at least two (2) Business Days prior to any sale of such VEBA Notes.

(x) Upon the occurrence of any event contemplated by Section 3.7(a)(iii)(B) through Section 3.7(a)(iii)(F), at the request of the Holder, prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement, Prospectus or Issuer Free Writing Prospectus so that, as thereafter delivered to the purchasers of the VEBA Notes covered thereby, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

(xi) Prior to the effective date of the Registration Statement, provide a CUSIP number for the VEBA Notes.

(xii) Use reasonable best efforts to cause the VEBA Notes covered by a Registration Statement to be rated with the appropriate rating agencies (unless such VEBA Notes are already rated), if so requested in writing by the Holder or the managing or lead underwriter(s), if any.

(xiii) Use its reasonable best efforts to cause the VEBA Notes covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.

(xiv) So long as the VEBA Notes are listed on any United States securities exchange or a quotation system, use its best efforts to cause all of the VEBA Notes covered by a Registration Statement to be listed on such exchange or quotation system.

(xv) Provide and cause to be maintained a transfer agent and registrar for all VEBA Notes covered by a Registration Statement from and after a date not later than the effective date of such Registration Statement.

(xvi) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holder or by the managing or lead underwriter(s), if any, to expedite or facilitate the disposition of the VEBA Notes covered by a Registration Statement, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holder and the managing or lead underwriter(s), if any, with respect to the business of the Company and its

Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Holder opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing or lead underwriter(s), if any, and counsel to the Holder), addressed to the Holder and each of the managing or lead underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing or lead underwriter(s), (iii) use reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent registered public accounting firm of the Company (and, if necessary, any other independent registered public accounting firm of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to the Holder (unless such firm shall be prohibited from so addressing such letters by applicable accounting standards or the policies of such firm) and each of the managing or lead underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Article IV hereof with respect to all parties to be indemnified pursuant to said Article except as otherwise agreed by the Holder and the managing or lead underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holder, its counsel and the managing or lead underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(xvii) Upon execution of a customary confidentiality agreement, make available for inspection by a Representative of the Holder, the managing or lead underwriter(s), if any, and any attorneys, accountants or other agents or Representatives retained by the Holder or managing or lead underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such Representative, managing or lead underwriter(s), attorney, accountant or Representatives in connection with such Registration Statement.

(xviii) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to the Holder, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933.

(b) Each of the parties will treat all notices of proposed Transfers and registrations, and all information relating to any blackout periods under Section 3.4 received from the other party with the strictest confidence (and in accordance with the terms of any applicable confidentiality agreement among the Company and the Holder) and will not disseminate such information. Nothing herein shall be construed to require the Company or any of its Affiliates to make any public disclosure of information at any time. In the event the Company has notified the Holder of any occurrence of any event contemplated by Section 3.7(a)(iii)(B) through Section 3.7(a)(iii)(F), then the Holder shall not deliver such Prospectus or Issuer Free Writing Prospectus to any purchaser and will forthwith discontinue disposition of any VEBA Notes covered by such Registration Statement, Prospectus or Issuer Free Writing Prospectus unless and until a supplement or post-effective amendment to such Prospectus or Issuer Free Writing Prospectus has been prepared and filed as set forth in Section 3.7(a)(x) or until the Company advises the Holder in writing that the use of such Prospectus or Issuer Free Writing Prospectus may be resumed.

(c) The Holder shall cooperate with the Company in the preparation and filing of any Registration Statement under the Securities Act of 1933 pursuant to this Agreement and provide the Company with all information reasonably necessary to complete such preparation as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the VEBA Notes of the Holder if the Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

Section 3.8 Participation in Underwritten Transfers.

(a) In the case of an underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3.1 or Section 3.2, the price, underwriting discount and other financial terms for the VEBA Notes covered by the related underwriting agreement, and set forth therein, shall be determined by the Holder. In the case of any underwritten offering registered pursuant to the registration giving rise to the Holder’s rights under Section 3.3, such price, underwriting discount and other financial terms shall be determined by the Company, subject to the right of the Holder to withdraw its request to participate in the registration pursuant to Section 3.3(a).

(b) The Holder may not participate in any underwritten Transfers hereunder unless it (i) agrees to sell its securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodian agreements and other documents customarily required under the terms of such underwriting arrangements, it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the VEBA Notes included in such Transfers and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten Transfer, and any such indemnity shall be limited in amount to the net proceeds of such underwritten Transfer actually received by the Holder.

Section 3.9 Cooperation by Management. The Company shall make available members of the management of the applicable Company Group Entities for reasonable assistance in the selling efforts relating to any offering of VEBA Notes covered by a Registration Statement filed pursuant to this Agreement, to the extent customary for such offering (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with prospective investors or underwriters and their counsel and road shows), and for such assistance as is reasonably requested by the Holder and its counsel in the selling efforts relating to any such offering; provided, however, that management need only be made available for one such offering in any 12-month period.

Section 3.10 Registration Expenses and Legal Counsel. The Company shall pay all reasonable fees and expenses incident to the performance of or compliance with its obligations under this Article III, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority, Inc. and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the VEBA Notes pursuant to Section 3.7(a)(viii)), (ii) printing expenses (including expenses of printing certificates for VEBA Notes covered by a Registration Statement in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing or lead underwriter(s), if any), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any “road show”, (vi) fees and disbursements of the Company’s independent registered public accounting firm (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to this Agreement) and any other persons, including special experts, retained by the Company and (vii) fees up to $250,000 and reasonable disbursements of one legal counsel for the Holder in connection with each Registration of the VEBA Notes or sale of VEBA notes under the Shelf Registration Statement, provided that a registration or sale either is effected or is postponed pursuant to Section 3.4. For the avoidance of doubt, the Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of VEBA Notes pursuant to any Registration Statement, or any other expenses of the Holder. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed and the rating agency fees and fees and expenses of any Person, including special experts, retained by the Company.

Section 3.11 Rules 144A and Regulation S, etc. The Company covenants that, following the consummation of an IPO, it will file the reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports following the consummation of such IPO, it will, upon the reasonable request of the Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144A or Regulation S under the Securities Act of 1933) and take any such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act of 1933 within the limitation of the exemptions provided by (i) Rule 144A or Regulation S under the Securities Act of 1933, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. The Company agrees that, prior to the consummation of an IPO, the Holder may, to the extent necessary to permit sales of Registrable Securities to an actual or prospective purchaser pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act of 1933, provide copies of Company financial statements in its possession to such actual or prospective purchaser (but only if such purchaser is not a Competitor or Affiliate thereof), subject to the agreement of such purchaser to comply, as if the Holder, with any confidentiality obligations of the Holder to the Company or any Affiliate thereof with respect to such financial statements.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Holder, the trustee of the Holder, the investment manager or managers acting on behalf of the Holder with respect to VEBA Notes covered by a Registration Statement, Persons, if any, who Control any of them, and each of their respective Representatives (each an “Indemnitee”), from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (“Losses”) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement described herein or any related Prospectus or Issuer Free Writing Prospectus relating to VEBA Notes (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the case of the Prospectus, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are caused by any such untrue statement or omission included or omitted in conformity with information furnished to the Company in writing by such Indemnitee or any Person acting on behalf of such Indemnitee expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary Prospectuses or Issuer Free Writing Prospectuses shall not inure to the benefit of such Indemnitee if the Person asserting any Losses against such Indemnitee purchased VEBA Notes and (i) prior to the time of sale of the VEBA Notes to such Person (the “Initial Sale Time”) the Company shall have notified the Holder that the preliminary Prospectus or Issuer Free Writing Prospectus (as it existed prior to the Initial Sale Time) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in a preliminary Prospectus or, where permitted by law, Issuer Free Writing Prospectus and such corrected preliminary Prospectus or Issuer Free Writing Prospectus was provided to the Holder a reasonable amount of time in advance of the Initial Sale Time such that the corrected preliminary Prospectus or Issuer Free Writing Prospectus could have been provided to such Person prior to the Initial Sale Time, (iii) such corrected preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such Person at or prior to the Initial Sale Time and (iv) such Losses would not have occurred had the corrected preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such Person as provided for in clause (iii) above. This indemnity shall be in addition to any liability the Company may otherwise have under this Agreement or otherwise. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any indemnified party and shall survive the transfer of Registrable Securities by the Holder.

Section 4.2 Indemnification by the Holder. The Holder agrees, to the fullest extent permitted under applicable law, and each underwriter selected shall agree, severally and not jointly, to indemnify and hold harmless each of the Company, its directors, officers, employees and agents, and each Person, if any, who Controls the Company, to the same extent as the foregoing indemnity from the Company, but only with respect to Losses arising out of or caused by an untrue statement or omission included or omitted in conformity with information furnished in writing by or on behalf of the Holder or such underwriter, as the case may be, expressly for use in any Registration Statement described herein or any related Prospectus relating to the VEBA Notes (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto). No claim against the assets of the Holder shall be created by this Section 4.2, except as and to the extent permitted by applicable law. Notwithstanding the foregoing, the Holder shall not be liable to the Company or any such Person for any amount in excess of the net amount received by the Holder from the sale of VEBA Notes in the offering giving rise to such liability.

Section 4.3 Indemnification Procedures.

(a) In case any claim is asserted or any proceeding (including any governmental investigation) shall be instituted where indemnity may be sought by an Indemnitee pursuant to any of the preceding paragraphs of this Article IV, such Indemnitee shall promptly notify in writing the Person against whom such indemnity may be sought (the “Indemnitor”); provided, however, that the omission to so notify the Indemnitor shall not relieve the Indemnitor of any liability which it may have to such Indemnitee except to the extent that the Indemnitor was prejudiced by such failure to notify. The Indemnitor, upon request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent (subject to the following sentences of this Section 4.3(a)) the Indemnitee and any others the Indemnitor may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Indemnitor and the Indemnitee shall have mutually agreed to the retention of such counsel, (ii) the Indemnitor fails to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnitor has failed to take such steps, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests or legal defenses between them and, in all such cases, the Indemnitor shall only be responsible for the reasonable fees and expenses of such counsel. It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnitees not having actual or potential differing interests or legal defenses among them, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such firm for the VEBA or any Control Person of the VEBA, such firm shall be designated in writing by the Named Fiduciary. The Indemnitor shall not be liable for any settlement of any proceeding affected without its written consent.

(b) If the indemnification provided for in this Article IV is unavailable to an Indemnitee in respect of any Losses referred to herein, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee and Persons acting on behalf of or Controlling the Indemnitor or the Indemnitee in connection with the statements or omissions or violations which resulted in such Losses, as well as any other relevant equitable considerations. If the indemnification described in Section 4.1 or Section 4.2 is unavailable to an Indemnitee, the relative fault of the Company, the Holder and Persons acting on behalf of or Controlling the Company or the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Holder or by Persons acting on behalf of the Company or the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Indemnitor shall not be required to contribute pursuant to this Section 4.3(b) if there has been a settlement of any proceeding affected without its written consent. No claim against the assets of the Holder shall be created by this Section 4.3(b), except as and to the extent permitted by applicable law. Notwithstanding the foregoing, the Holder shall not be required to make a contribution in excess of the net amount received by the Holder from the sale of VEBA Notes in the offering giving rise to such liability.

Section 4.4 Survival. The indemnification contained in this Article IV shall remain operative and in full force and effect regardless of any termination of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors and permitted assigns. Except for an assignment to a successor trustee or to an investment manager as stated herein, none of the rights or obligations under this Agreement shall be assigned without the consent of the other parties hereto.

Section 5.2 Termination. All rights, restrictions and obligations of the parties hereto shall terminate and this Agreement shall have no further force and effect upon the date the Holder reduces its aggregate ownership of the Registrable Securities such that the aggregate principal amount of the VEBA Notes held by the Holder is less than $80,000,000; provided that (i) all rights and obligations under Section 3.1 through Section 3.10, if they have not previously terminated, shall terminate on the date when the Holder is able to sell all the VEBA Notes immediately without restriction pursuant to Rule 144 and (ii) all rights and obligations under Article IV and Article V shall continue in perpetuity.

Section 5.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by the Company and the Holder. Any obligation of, or restriction applicable to, the Holder hereunder may be waived by a writing signed by the Company. Any obligation of, or restriction applicable to, the Company hereunder may be waived by a writing signed by the Holder.

Section 5.4 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 5.5 Notices. All notices and other communications provided for or permitted hereunder shall be in writing and, except as specified herein, shall be made by hand delivery, by registered or certified first-class mail, return receipt requested, overnight courier or facsimile transmission:

(i)	If to the Company:
New CarCo Acquisition LLC
1000 Chrysler Drive
Auburn Hills, Michigan 48326
Attention: General Counsel

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
United States of America
Attention: Scott D. Miller
Telecopy: 650-461-5777

(ii)	If to the VEBA:

UAW Retiree Medical Benefits Trust P.O. Box 14309 Detroit, MI 48214

With a copy to:

Daniel W. Sherrick
General Counsel
International Union, United Automobile, Aerospace
and Agricultural Implement Workers of America
8000 East Jefferson Avenue
Detroit, MI 48214
Telecopy: 313-822-4844

and

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Richard S. Lincer/David I. Gottlieb
Telecopy: 212-225-3999

All notices and communications shall be deemed to have been duly given and received: when delivered by hand, if hand delivered; the fifth Business Day after being deposited in the mail, registered or certified, return receipt requested, first class postage prepaid, or earlier Business Day actually received, if mailed; the first Business Day after being deposited with an overnight courier, postage prepaid, if by overnight courier; upon oral confirmation of receipt, if by facsimile transmission. Each party agrees promptly to confirm receipt of all notices.

Section 5.6 No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of (i) the Company and its successors and permitted assigns, (ii) the Holder, the trustee of the Holder and any other investment manager or managers acting on behalf of the Holder with respect to the Registrable Securities and their respective successors and permitted assigns and (iii) each of the Persons entitled to indemnification under Article IV hereof. Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.

Section 5.7 Cooperation. Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

Section 5.8 Counterparts. This Agreement may be executed in counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other party. Each such counterpart hereof shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

Section 5.9 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any state court sitting in the State of New York enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event such court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 5.10 GOVERNING LAW; FORUM SELECTION. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 5.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

Section 5.12 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.13 Acknowledgments. The Holder agrees that it will obtain written acknowledgments, and provide a copy of such acknowledgments to the Company, from each of its investment managers with respect to the VEBA Notes and from the valuation advisers of the VEBA, confirming that such entity has received and reviewed this Agreement and will comply with the terms of this Agreement applicable to it.

*            *             *

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Registration Rights Agreement on the date first above written.

NEW CARCO ACQUISITION LLC

By:	/s/ Giorgio Fossati
	Name:	Giorgio Fossati
	Title:	Vice President and Secretary

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Robert Naftaly
	Name:	Robert Naftaly
	Title:	Chair of the Committee of the
UAW Retiree Medical Benefits Trust

Signature Page to Registration Rights Agreement